EXHIBIT 21.01
The Hartford Financial Services Group, Inc.
Organizational List — Domestic and Foreign Subsidiaries
1stAgChoice, Inc. (South Dakota)
Access CoverageCorp, Inc. (North Carolina)
Access CoverageCorp Technologies, Inc. (North Carolina)
American Maturity Life Insurance Company (Connecticut)
BMG Capital Advisors Group, L.L.C. (Connecticut)
Brasilcap Capitalização S.A. (Brazil) (16.67%)
Business Management Group, Inc. (Connecticut)
CAIXA Capitalização S.A. (Brazil) (24.5%)
Catalyst360, LLC (Delaware)
Champlain Life Reinsurance Company (Vermont)
CLAIMPLACE, Inc. (Delaware)
DMS R, LLC (Delaware)
Downlands Liability Management Ltd. (United Kingdom)
Eloy R, LLC (Delaware)
Ersatz Corporation (Delaware)
Excess Insurance Company, Limited (United Kingdom)
Federal Trust Bank (Florida)
Federal Trust Corporation (Florida)
Federal Trust Mortgage Company (Florida)
Federal Trust Statutory Trust I (Florida)
Fencourt Reinsurance Company, Ltd. (Bermuda)
First State Insurance Company (Connecticut)
First State Management Group Insurance Services of Massachusetts, LLC (Massachusetts)
Four Thirty Seven Land Company Inc. (Delaware)
HARCO Property Services, Inc. (Connecticut)
Hart Re Group, L.L.C. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Administrative Services Company (Minnesota)
Hartford Advantage Investment, Ltd. (Bermuda)
Hartford Asia (Hong Kong) Limited (China SAR Hong Kong)
Hartford Casualty General Agency, Inc. (Texas)
Hartford Casualty Insurance Company (Indiana)
Hartford Club in Simsbury, Inc. (Connecticut)
Hartford Employee Club, Inc. (Connecticut)
Hartford Enhanced Absolute Return Fund, L.P. (Delaware)
Hartford Equity Sales Company, Inc. (Connecticut)
Hartford Equity Specialists Fund, L.P. (Delaware)
Hartford Europe, Ltd. (United Kingdom)
Hartford Financial Products International Limited (UK)
Hartford Financial Services, LLC (Delaware)
Hartford Fire General Agency, Inc. (Texas)
Hartford Fire Insurance Company (Connecticut)
Hartford Hedge Fund Company, LLC (Delaware)
Hartford Holdings, Inc. (Delaware)
Hartford Insurance Company of Illinois (Illinois)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Insurance, Ltd. (Bermuda)
Hartford Integrated Technologies, Inc. (Connecticut)
Hartford International Global Distribution (Bermuda), Ltd.
Hartford International Life Reassurance Corporation (Connecticut)
Hartford Investment Advisory Company, LLC (Delaware)
Hartford Investment Financial Services, LLC (Delaware)
Hartford Investment Management Company (Delaware)
Hartford Investment Management K.K. (Japan)
Hartford Investments Canada Corp. (Canada)
Hartford Investor Services Company, LLC (Connecticut)
Hartford Life Alliance LLC (Delaware)

Hartford Life and Accident Insurance Company (Connecticut)
Hartford Life and Annuity Insurance Company (Connecticut)
Hartford Life Distributors, LLC (Delaware)
Hartford Life Insurance Company (Connecticut)
Hartford Life Insurance KK (Japan)
Hartford Life International, Ltd. (Connecticut)
Hartford Life, Inc. (Delaware)
Hartford Life Limited (Ireland)
Hartford Life, Ltd. (Bermuda)
Hartford Life Private Placement, LLC (Delaware)
Hartford Lloyd’s Corporation (Texas)
Hartford Lloyd’s Insurance Company (Partnership) (Texas)
Hartford Management, Ltd. (Bermuda)
Hartford Mezzanine Investors I, LLC (Delaware)
Hartford Mezzanine Investors I — CRE CDO 2007-1, LLC (Delaware)
Hartford of Texas General Agency, Inc. (Texas)
Hartford Residual Market, L.L.C. (Connecticut)
Hartford Retirement Services, LLC (Delaware)
Hartford Securities Distribution Company, Inc. (Connecticut)
Hartford Specialty Company (Delaware)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Hartford Strategic Investments, LLC (Delaware)
Hartford Technology Service Company (Connecticut)
Hartford Technology Services Company, L.L.C. (Delaware)
Hartford Underwriters General Agency, Inc. (Texas)
Hartford Underwriters Insurance Company (Connecticut)
Hartford-Comprehensive Employee Benefit Service Company (Connecticut)
HARTRE Company, L.L.C. (Connecticut)
Heritage Holdings, Inc. (Connecticut)
Heritage Reinsurance Company, Ltd. (Bermuda)
HLA LLC (Connecticut)
HL Investment Advisors, LLC (Connecticut)
HNI, LLC (Connecticut) (33.340%)
Horizon Management Group, LLC (Delaware)
HRA Brokerage Services, Inc. (Connecticut)
HRA, Inc. (Connecticut)
ICATU Hartford Administração de Beneficios LTDA (Brazil) (99.99%)
ICATU Hartford Administração de Recursos LTDA (Brazil) (99.99%)
ICATU Hartford Capitalização S.A. (Brazil)
ICATU Hartford Consultoria Ltda. (Brazil) (99%)
ICATU Hartford Seguros S.A. (Brazil) (50%)
ICATU Hartford Sociedad Anonima De Capitalizacion Y Ahorro Para Fins Determinados (Argentina)(99%)
IH CIA de Seguros E Previdencia (Brazil)
IH PREV Fundo de Pensão (Brazil) (99.99%)
ISOP Financing Company Limited Partnership (Connecticut)
Itumbiara Participacoes Ltda. (Brazil) (99.99%)
Life Alliance, LLC (Delaware) (50%)
M-CAP Insurance Agency, LLC (Delaware)
Meridian R, LLC (Delaware)
Motrin Capitalizacao S.A. (Brazil)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)
New Ocean Insurance Company, Ltd. (Bermuda)
Nutmeg Casualty Risk Services Co. (Canada)
Nutmeg Insurance Agency, Inc. (Connecticut)
Nutmeg Insurance Company (Connecticut)
Nutmeg Risk Services, LLC (Delaware)
Pacific Insurance Company, Limited (Connecticut)
Personal Lines Insurance Center, Inc. (Connecticut)
Planco, LLC (Delaware)
Property and Casualty Insurance Company of Hartford (Indiana)
RVR R, LLC (Delaware)
Santa Catarina Seguros E Previdencia S.A. (Brazil) (55%)

Sentinel Insurance Company, Ltd. (Connecticut)
Specialty Risk Services, LLC (Delaware)
The Evergreen Group Incorporated (New York)
The Hartford International Asset Management Company Limited (Ireland)
Thesis S.A. (Argentina)
Trumbull Flood Management, L.L.C. (Connecticut)
Trumbull Insurance Company (Connecticut)
Trumbull Securities, LLC (Delaware)
Trumbull Services, L.L.C. (Connecticut)
Twin City Fire Insurance Company (Indiana)
Vanguarda Cia de Seguros Gerais (Brazil)
White River Life Reinsurance Company (Vermont)
Woodbury Financial Services, Inc. (Minnesota)

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